QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

JDS Uniphase Corporation
List of Legal Entities
as of June 29, 2013

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Arieso Inc.	Delaware
4	da Vinci Systems LLC	Delaware
5	E20 Communications Inc.	Delaware
6	JDS Uniphase Corporation	Delaware
7	JDSU Acterna Holdings LLC	Delaware
8	JDSU Label LLC	California
9	JDSU Optical Corporation	Massachusetts
10	Lightwave Electronics Corporation	California
11	OPKOR, Inc.	New York
12	Optical Coating Laboratory, LLC	Delaware
13	Ramar Corporation	Massachusetts
14	SDL Optics, Inc.	Delaware
15	SDL PIRI, Inc.	Delaware
16	Test-Um, Inc.	California
17	TTC Federal Systems, Inc.	Delaware
18	TTC International Holdings Inc.	Delaware
INTERNATIONAL
19	Acterna France SAS	France
20	Agility Communications Europe Limited	United Kingdom
21	Arieso Espana S.L. Unipersonal	Spain
22	Arieso Limited	United Kingdom
23	da Vinci Technologies Pte Ltd.	Singapore
24	Dynatech Hong Kong Limited	Hong Kong
25	Flex Co., Ltd.	Beijing
26	JDS Uniphase (Barbados) Inc.	Barbados
27	JDS Uniphase (Israel) Limited	Israel
28	JDS Uniphase Asia Ltd.	Hong Kong
29	JDS Uniphase Canada Ltd	Canada
30	JDS Uniphase France, S.A.S.	France
31	JDS Uniphase Inc.	Canada
32	JDS Uniphase KK	Japan
33	JDS Uniphase Nova Scotia Company	Canada
34	JDS Uniphase Singapore Pte Limited	Singapore
35	JDSU (Beijing) Ltd	Beijing
36	JDSU (Greater China) Ltd	Hong Kong
37	JDSU (Hong Kong) Ltd.	Hong Kong
38	JDSU AOT (Suzhou) Ltd	China
39	JDSU Australia Pty Ltd.	Australia
40	JDSU Austria GmbH	Austria
41	JDSU Benelux B.V.	Netherlands
42	JDSU Communication Technology (Shenzhen) Co. Ltd	China
43	JDSU de Mexico S.A. de C.V.	Mexico

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
INTERNATIONAL (continued)
44	JDSU Deutschland GmbH	Germany
45	JDSU do Brasil Ltda. & Cia	Brazil
46	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
47	JDSU Holdings GmbH	Germany
48	JDSU India Pvt. Ltd.	India
49	JDSU International GmbH	Germany
50	JDSU Italia s.r.l.	Italy
51	JDSU Korea Ltd	Korea
52	JDSU Malaysia Sdn Bhd	Malaysia
53	JDSU Nordic AB	Sweden
54	JDSU Polska Sp.z.o.o.	Poland
55	JDSU Schweiz AG	Switzerland
56	JDSU Singapore Pte Ltd	Singapore
57	JDSU Spain S.A.	Spain
58	JDSU T&M Japan KK	Japan
59	JDSU T&M Singapore Pte Ltd	Singapore
60	JDSU UK Ltd.	United Kingdom
61	JDSU World Holdings GmbH & Co. KG	Germany
62	TTC Asia Pacific Ltd.	Hong Kong

QuickLinks

  Exhibit 21.1
JDS Uniphase Corporation List of Legal Entities as of June 29, 2013